SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 30, 2010

HMG/COURTLAND PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

1-7865	59-1914299

(Commission File No)	(I.R.S. Employer Identification No.)

1870 S. Bayshore Drive Coconut Grove, Florida (Address of Principal Executive Offices)	33133 (Zip Code)

(305)854-6803

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-1(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

In July, 2010, HMG/Courtland Properties, Inc. (the “Company,” “we,” “our” or “us”) was notified by the lessee of the Company’s Grove Isle hotel and club (“Grove Isle”) that the lessee intended to stop paying monthly rent or defer the payment of rent on Grove Isle.  The last rent payment that we received was on June 7, 2010.

We have owned Grove Isle since 1993.  The Grove Isle resort includes a 50-room hotel,  restaurant and banquet facilities, a first-class spa, tennis courts and an 85-boat slip condominium marina.  It is located on 7 acres of a private island in Coconut Grove, Florida, known as “Grove Isle.”

The lessee of Grove Isle is Grove Hotel Partners, LLC, an affiliate of Grand Heritage Hotel Group, LLC.

The lease termination date is November 30, 2016 and the base rent for 2010 is $1,184,000.  Revenues from this lease for 2008 and 2009  represented approximately 11.5% and 11% of our revenues, respectively.

The Grove Isle property is encumbered by a mortgage note payable with an outstanding balance of approximately $3.6 million as of September 30, 2010.  This loan calls for monthly principal and interest payments of $10,000, which are current, with all outstanding principal and interest due at maturity on December 29, 2010.

We have had on-going discussions with the lessee.  The lessee has continued to operate the facility and has indicated its interest to become current on the rent.  However, there is no assurance that the lessee will do so.  The Company does not believe that the property value would be impaired if a new lessee is required to be installed or if the property were to be repositioned.

Cautionary Statement.  This Current Report on Form 8-K contains certain statements relating to future results of the Company that are considered “forward-looking statements” within the meaning of the Private Litigation Reform Act of 1995.  Actual results may differ materially from those expressed or implied as a result of certain risks and uncertainties, including, but not limited to, changes in political and economic conditions; interest rate fluctuation; competitive pricing pressures within the Company’s market; changes in law; changes in fiscal, monetary, regulatory and tax policies; monetary fluctuations, as well as other risks and uncertainties detailed elsewhere in this Current Report on Form 8-K or from time-to-time in the filings of the Company with the Securities and Exchange Commission.  Such forward-looking statements speak only as of the date on which such statements are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMC/COURTLAND PROPERTIES, INC.

By:	/S/ LAWRENCE ROTHSTEIN
Lawrence Rothstein
Principal Financial Officer

Date:  September 30, 2010